Exhibit 99.1

Violin Memory Announces Second Quarter Fiscal 2015 Financial Results

SANTA CLARA, Calif.--(BUSINESS WIRE)--August 27, 2014--Violin Memory®, Inc., (NYSE:VMEM), a leading provider of all-flash storage arrays and appliances delivering application solutions for the enterprise, today announced financial results for the second fiscal quarter ended July 31, 2014.

Second Quarter Fiscal 2015 Financial Highlights

  Second quarter fiscal 2015 revenue of $18.6 million
  Second quarter fiscal 2015 GAAP1 gross margin of 52%
  Second quarter fiscal 2015 non-GAAP2 gross margin of 55%
  Second quarter fiscal 2015 GAAP net loss of $0.09 per share
  Second quarter fiscal 2015 non-GAAP net loss of $0.21 per share

“I’m extremely pleased with the progress we made in the second quarter as we continued to execute through the transformative actions taken in the first quarter,” said Kevin DeNuccio, president and chief executive officer, Violin Memory. “Our results reflect the positive benefits we are beginning to realize from our transition, including a return to top-line growth and bottom line improvement.

“We’re starting to regain momentum, and anticipate increased growth in the second half of this fiscal year stemming from a rapidly growing market opportunity, our recent new product introductions and a more efficient go-to-market model.”

Second Quarter Fiscal 2015 Financial Results

Second quarter fiscal 2015 revenue was $18.6 million, 3% higher sequentially compared to $18.1 million reported in the first quarter of fiscal 2015, and 30% lower year over year compared to $26.5 million recorded in the second quarter of fiscal 2014.

Second quarter fiscal 2015 GAAP gross margin was 52%, compared to 53% reported in the first quarter of fiscal 2015, and compared to 42% recorded in the second quarter of fiscal 2014.

Second quarter fiscal 2015 non-GAAP gross margin was 55%, compared to 52% reported in the first quarter of fiscal 2015, and compared to 44% recorded in the second quarter of fiscal 2014.

Second quarter fiscal 2015 GAAP net loss was $8.4 million, or $0.09 per share, compared to first quarter fiscal 2015 GAAP net loss of $30.1 million, or $0.35 per share. Second quarter fiscal 2015 GAAP net loss included a gain on the sale of the PCIe product line of $17.4 million, or $0.19 per share. Second quarter fiscal 2015 GAAP net loss compares to second quarter fiscal 2014 GAAP net loss of $30.6 million, or $1.98 per share.

In addition to the gain on the sale of the PCIe product line, special items in the second quarter of fiscal 2015 were stock-based compensation expense of $4.8 million, restructuring charges of $1.3 million, litigation settlement expense of $0.7 million and amortization of acquired intangibles of $0.1 million.

Excluding special items, second quarter fiscal 2015 non-GAAP net loss was $19.0 million, or $0.21 per share, compared to first quarter fiscal 2015 non-GAAP net loss of $21.1 million, or $0.25 per share. Second quarter fiscal 2015 non-GAAP net loss compares to second quarter fiscal 2014 non-GAAP net loss of $25.4 million, or $1.64 per share.

Business Outlook

  Fiscal year 2015 non-GAAP gross margin of 52% to 56%
  Fiscal year 2015 non-GAAP operating expenses of $118 million to $122 million

All forward-looking non-GAAP measures exclude estimates for stock-based compensation expense, amortization of acquired intangibles, restructuring and related costs, impairment charges, litigation settlements and resolutions, gain on the sale of the PCIe product line and gain or loss on equity investments. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

1 Generally Accepted Accounting Principles.

2 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Violin Memory Conference Call Information

Violin Memory will host a conference call today at 2:00 p.m. PDT to discuss financial results and business highlights. This call will be webcast and can be accessed via the Violin Memory website at investor.violin-memory.com. A replay will be available following the call on the same website for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) using ID # 81419740.

Non-GAAP Financial Measures

To supplement the reader's overall understanding of both its reported results presented in accordance with U.S. generally accepted accounting principles ("GAAP") and its outlook, the Company also presents non-GAAP measures of gross profit, gross margin, operating expenses, net loss and net loss per share. The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors as a supplement to GAAP measures in evaluating its ongoing operational performance and trends. As the calculation of non-GAAP financial measures differs between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. As a result, the Company does not use, nor does it intend to use, the non-GAAP financial measures when assessing the Company's performance against that of other companies.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

The Company defines non-GAAP gross profit, operating expenses, net loss and net loss per share as the respective GAAP balances, adjusted for stock-based compensation expense, recovery of PCIe components, restructuring charges, litigation settlement, amortization of acquired intangibles and gain on sale of the PCIe product line.

This press release contains forward-looking non-GAAP financial information. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to an inability to make accurate projections and estimates related to certain information needed to calculate, for example, future stock-based compensation expense.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the following: the Company’s anticipated revenue growth in the second half of fiscal year 2015 resulting from the Company’s new products, rapidly growing market opportunity and more efficient go-to-market model; the Company’s fiscal year 2015 business outlook of non-GAAP gross margin of 52% to 56%; and the Company’s fiscal year 2015 business outlook of non-GAAP operating expenses of $118 million to $122 million. There are a number of risks and uncertainties that could affect the Company’s performance and financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s quarterly report on Form 10-Q, which was filed with the U.S. Securities and Exchange Commission, and which is available on the Company’s investor relations website at investor.violin-memory.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Violin Memory, Inc.

Business in a Flash. Violin Memory transforms the speed of business with high performance, always available, low cost management of critical business information and applications. Violin’s All Flash optimized solutions accelerate breakthrough CAPEX and OPEX savings for building the next generation data center. Violin’s Flash Fabric Architecture™ (FFA) speeds data delivery with chip-to-chassis performance optimization that achieves lower consistent latency and cost per transaction for Cloud, Enterprise and Virtualized mission-critical applications. Violin's All Flash Arrays and Appliances, and enterprise data management software solutions enhance agility and mobility while revolutionizing data center economics. Founded in 2005, Violin Memory is headquartered in Santa Clara, California. For more information, visit www.violin-memory.com. Follow us on Twitter at twitter.com/violinmemory.

All Violin Memory news releases (financial, acquisitions, manufacturing, products, technology, etc.) are issued exclusively by Business Wire and are immediately thereafter posted on the company's external website, www.violin-memory.com. Violin, Violin Memory and the Violin Memory logo are trademarks of Violin Memory, Inc. in the U.S. and other countries.

VIOLIN MEMORY, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2014	2014	2013	2014	2013
	(Unaudited)			(Unaudited)
Revenue:
Product revenue	$14,188	$12,773	$23,595	$26,961	$46,073
Service revenue	4,405	5,360	2,910	9,765	5,230
Total revenue	18,593	18,133	26,505	36,726	51,303
Cost of revenue:
Cost of product revenue (1)	6,934	6,666	13,661	13,600	26,738
Cost of service revenue (1)	1,971	1,898	1,673	3,869	3,322
Total cost of revenue	8,905	8,564	15,334	17,469	30,060
Gross profit	9,688	9,569	11,171	19,257	21,243
Operating expenses:
Sales and marketing (1)	15,107	16,233	18,624	31,340	36,876
Research and development (1)	12,994	15,836	18,800	28,830	34,734
General and administrative (1)	5,154	5,832	4,040	10,986	8,150
Gain on sale of PCI product line	(17,448)	-	-	(17,448)	-
Restructuring charges	1,306	1,756	-	3,062	-
Litigation settlement	652	-	-	652	-
Total operating expenses	17,765	39,657	41,464	57,422	79,760
Loss from operations	(8,077)	(30,088)	(30,293)	(38,165)	(58,517)
Other income (expense), net	(181)	119	(6)	(62)	(286)
Interest expense	(124)	(168)	(342)	(292)	(342)
Loss before income taxes	(8,382)	(30,137)	(30,641)	(38,519)	(59,145)
Income taxes	30	6	7	36	27
Net loss	$(8,412)	$(30,143)	$(30,648)	$(38,555)	$(59,172)
Net loss per share of common stock, basic and diluted	$(0.09)	$(0.35)	$(1.98)	$(0.43)	$(3.84)
Shares used in computing net loss per share of common stock, basic and diluted	91,410	85,951	15,507	88,839	15,425
(1) Includes stock-based compensation expense, as follows:
Cost of product revenue	$279	$179	$22	$458	$39
Cost of service revenue	93	87	425	180	651
Sales and marketing	1,191	1,437	1,763	2,628	3,280
Research and development	1,834	4,266	1,260	6,100	2,620
General and administrative	1,419	1,671	1,653	3,090	3,354
	$4,816	$7,640	$5,123	$12,456	$9,944

VIOLIN MEMORY, INC.
Condensed Consolidated Balance Sheets
(In thousands)

Assets	July 31,	January 31,
	2014	2014
	(Unaudited)
Current assets:
Cash and cash equivalents	$54,844	$40,273
Restricted cash	2,300	-
Short-term investments	23,125	59,106
Accounts receivable, net	12,060	21,055
Inventory	33,926	39,653
Other current assets	8,249	6,154
Total current assets	134,504	166,241
Property and equipment, net	11,861	13,653
Other assets	5,781	4,769
Total assets	$152,146	$184,663

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$9,826	$-
Accounts payable	17,133	18,389
Accrued liabilities	20,506	37,315
Deferred revenue, current	13,729	13,480
Total current liabilities	61,194	69,184
Deferred revenue, noncurrent	10,719	11,755
Long-term liabilities	1,074	-
Total liabilities	72,987	80,939

Stockholders’ equity:
Preferred stock	-	-
Common stock	9	8
Additional paid-in capital	470,407	456,223
Accumulated other comprehensive income	(80)	115
Accumulated deficit	(391,177)	(352,622)
Total stockholders’ equity	79,159	103,724
Total liabilities and stockholders’ equity	$152,146	$184,663

VIOLIN MEMORY, INC.
Reconciliation of GAAP to Non-GAAP Measures
(In thousands, except per share data)

	Three Months Ended
	July 31,	April 30,	July 31,
	2014	2014	2013
	(Unaudited)

Gross profit (GAAP)	$9,688	$9,569	$11,171
Recovery of PCIe components	-	(471)	-
Stock-based compensation	372	266	447
Amortization of acquired intangibles	111	111	111
Gross profit (Non-GAAP)	$10,171	$9,475	$11,729

Operating expenses (GAAP)	$17,765	$39,657	$41,464
Stock-based compensation	(4,444)	(7,374)	(4,676)
Gain on sale of PCI product line	17,448	-	-
Restructuring charges	(1,306)	(1,756)	-
Litigation settlement	(652)	-	-
Operating expenses (Non-GAAP)	$28,811	$30,527	$36,788

Net loss (GAAP)	$(8,412)	$(30,143)	$(30,648)
Recovery of PCIe components	-	(471)	-
Stock-based compensation	4,816	7,640	5,123
Restructuring charges	1,306	1,756	-
Amortization of acquired intangibles	111	111	111
Litigation settlement	652	-	-
Gain on sale of PCI product line	(17,448)	-	-
Net loss (Non-GAAP)	$(18,975)	$(21,107)	$(25,414)

Net loss per common share, basic and diluted (GAAP)	$(0.09)	$(0.35)	$(1.98)
Recovery of PCIe components	-	(0.01)	-
Stock-based compensation	0.05	0.09	0.33
Restructuring charges	0.01	0.02	-
Amortization of acquired intangibles	0.00	0.00	0.01
Litigation settlement	0.01	-	-
Gain on sale of PCI product line	(0.19)	-	-
Non-GAAP net loss per common share, basic and diluted	$(0.21)	$(0.25)	$(1.64)
Shares used in computing non-GAAP net loss per common share, basic and diluted	91,410	85,951	15,507

CONTACT:
Violin Memory, Inc.
Investor Relations
650-396-1525
ir@vmem.com
or
US Press Contact:
Eastwick Communications
Jayne Scuncio, 415-820-4164
violin@eastwick.com